Exhibit (g)(5)

                        AMENDMENT TO CUSTODIAN AGREEMENT


      This Amendment to Custodian Agreement is made as of June 15, 2001 by and between CDC Nvest Cash Management Trust (formerly known as Nvest Cash Management Trust) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Agreement dated as of September 30, 1980 (as amended, modified or supplemented and in effect from time to time, the "Contract");

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made one series, Money Market Series, subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. New Paragraphs 14 and 15 of the Contract are hereby added to Section II of the Contract, as of the effective date of this Amendment, as set forth below.

14.   Provisions Relating to Rules 17f-5 and 17f-7

14.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:


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

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and any cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

14.2. The Custodian as Foreign Custody Manager.

      14.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Paragraph 14.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      14.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Paragraph 14.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties reasonably agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

      14.2.3 Scope of Delegated Responsibilities:

            (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Paragraph 14.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

            (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

            (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian under Rule 17f-5 (c)(1) and
      (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Paragraph 14.2.5 hereunder.

      14.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Paragraph 14.2, the Board, or at its delegation, the Fund's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

      14.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Paragraph
14.2 after the occurrence of the material change.

      14.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

      14.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

      14.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Paragraph 14.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

14.3  Eligible Securities Depositories.

      14.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

      14.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Paragraph 14.3.1.

15. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

15.1 Definitions. Capitalized terms in this Paragraph 15 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

15.2. Holding Securities. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted by law in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

15.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.


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

15.4. Transactions in Foreign Custody Account.

      15.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;


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

      (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      15.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi) for payment of part or all of the dividends received in respect of securities sold short;


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

      (vii) in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      15.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

15.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

15.6. Bank Accounts. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Paragraph shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.


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

15.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which any Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

15.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Paragraph 15, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

15.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

15.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.


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

15.11  Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

15.12. Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II. The Custodian and the Fund hereby confirm to, and agree with, each other that all series of shares identified in the second "Whereas" clause of this Amendment are, and have been since the respective dates the Custodian commenced custodial services therefor, subject to the terms and provisions of the Contract each, as a Portfolio thereunder.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Paragraph 14 hereof, in the event of any conflict between the provisions of Paragraph 14 and 15 hereof, the provisions of Paragraph 14 shall prevail.


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

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE



      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                STATE STREET BANK AND TRUST COMPANY


/s/ Stephanie L. Poster
-------------------------
Stephanie L. Poster                 By: /s/ Joseph L. Hooley
Vice President                          ---------------------
                                        Joseph L. Hooley
                                        Executive Vice President


WITNESSED BY:                      CDC Nvest cash management Trust


/s/ John E. Pelletier
-------------------------
Name: John E. Pelletier            By: /s/ John T. Hailer
Title: Secretary                   -------------------
                                   Name: John T. Hailer
                                   Title: President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK


Country           Subcustodian

Argentina         Citibank, N.A.


Australia         Westpac Banking Corporation


Austria           Erste Bank der Osterreichischen
                  Sparkassen AG


Bahrain           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)


Bangladesh        Standard Chartered Bank


Belgium           Fortis Bank nv-sa


Bermuda           The Bank of Bermuda Limited


Bolivia           Citibank, N. A.


Botswana          Barclays Bank of Botswana Limited


Brazil            Citibank, N.A.


Bulgaria          ING Bank N.V.


Canada            State Street Trust Company Canada


Chile             BankBoston, N.A.


People's Republic The Hongkong and Shanghai
of China          Banking Corporation Limited,
                  Shanghai and Shenzhen branches

Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.


Croatia           Privredna Banka Zagreb d.d


Cyprus            The Cyprus Popular Bank Ltd.


Czech Republic    Eeskoslovenska Obchodni
                  Banka, A.S.


Denmark           Danske Bank A/S


Ecuador           Citibank, N.A.


Egypt             Egyptian British Bank S.A.E.
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)


Estonia           Hansabank


Finland           Merita Bank Plc.


France            BNP Paribas, S.A.


Germany           Dresdner Bank AG


Ghana             Barclays Bank of Ghana Limited


Greece            National Bank of Greece S.A.


Hong Kong         Standard Chartered Bank


Hungary           Citibank Rt.


Iceland           Icebank Ltd.


India             Deutsche Bank AG

                  The Hongkong and Shanghai
                  Banking Corporation Limited

Indonesia         Standard Chartered Bank


Ireland           Bank of Ireland


Israel            Bank Hapoalim B.M.


Italy             BNP Paribas, Italian Branch


Ivory Coast       Societe Generale de Banques
                  en Cote d'Ivoire


Jamaica           Scotiabank Jamaica Trust and Merchant
                  Bank Ltd.


Japan             The Fuji Bank, Limited

                  The Sumitomo Bank, Limited


Jordan            HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)


Kazakhstan        HSBC Bank Kazakhstan


Kenya             Barclays Bank of Kenya Limited


Republic of Korea The Hongkong and Shanghai Banking
                  Corporation Limited


Latvia            A/s Hansabanka


Lebanon           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)


Lithuania         Vilniaus Bankas AB


Malaysia          Standard Chartered Bank Malaysia Berhad

Mauritius         The Hongkong and Shanghai
                  Banking Corporation Limited


Mexico            Citibank Mexico, S.A.


Morocco           Banque Commerciale du Maroc


Namibia           Standard Bank Namibia Limited -


Netherlands       Fortis Bank (Nederland) N.V.


New Zealand       ANZ Banking Group (New Zealand) Limited


Nigeria           Stanbic Merchant Bank Nigeria Limited


Norway            Christiania Bank og Kreditkasse ASA


Oman              HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)


Pakistan          Deutsche Bank AG


Palestine         HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)
Panama            BankBoston, N.A.


Peru              Citibank, N.A.


Philippines       Standard Chartered Bank


Poland            Bank Handlowy w Warszawie S.A.


Portugal          Banco Comercial Portugues


Qatar             HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Romania           ING Bank N.V.


Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse
                  First Boston - Zurich)


Singapore         The Development Bank of Singapore Limited


Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.


Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana


South Africa      Standard Bank of South Africa Limited


Spain             Banco Santander Central Hispano S.A.


Sri Lanka         The Hongkong and Shanghai
                  Banking Corporation Limited


Swaziland         Standard Bank Swaziland Limited


Sweden            Skandinaviska Enskilda Banken


Switzerland       UBS AG


Taiwan - R.O.C.   Central Trust of China


Thailand          Standard Chartered Bank


Trinidad & Tobago Republic Bank Limited


Tunisia           Banque Internationale Arabe de Tunisie


Turkey            Citibank, N.A.


Ukraine           ING Bank Ukraine


United Kingdom    State Street Bank and Trust Company,
                  London Branch

Uruguay           BankBoston, N.A.


Venezuela         Citibank, N.A.


Vietnam           The Hongkong and Shanghai
                  Banking Corporation Limited


Zambia            Barclays Bank of Zambia Limited


Zimbabwe          Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      Country                      Depositories

      Argentina                    Caja de Valores S.A.


      Australia                    Austraclear Limited

                                   Reserve Bank Information and
                                   Transfer System


      Austria                      Oesterreichische Kontrollbank AG
                                   (Wertpapiersammelbank Division)


      Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                                   Banque Nationale de Belgique


      Brazil                       Companhia Brasileira de Liquidacao e Custodia

                                   Sistema Especial de Liquidacao e de Custodia
                                   (SELIC)

                                   Central de Custodia e de Liquidacao
                                   Financeira de Titulos Privados (CETIP)


      Bulgaria                     Central Depository AD

                                   Bulgarian National Bank


      Canada                       Canadian Depository for Securities Limited


      Chile                        Deposito Central de Valores S.A.


      People's Republic            Shanghai Securities Central Clearing &
      of China                     Registration Corporation

                                   Shenzhen Securities Central Clearing Co.,
                                   Ltd.


      Colombia                     Deposito Centralizado de Valores

      Costa Rica                   Central de Valores S.A.

      Croatia                      Ministry of Finance

                                   National Bank of Croatia

                                   Sredisnja Depozitarna Agencija d.d.


      Czech Republic               Stredisko cennych papiru

                                   Czech National Bank


      Denmark                      Vaerdipapircentralen (Danish Securities
                                   Center)


      Egypt                        Misr for Clearing, Settlement, and Depository


      Estonia                      Eesti Vaartpaberite Keskdepositoorium


      Finland                      Finnish Central Securities Depository


      France                       Euroclear France


      Germany                      Clearstream Banking AG, Frankfurt


      Greece                       Bank of Greece,
                                   System for Monitoring Transactions in
                                   Securities in Book-Entry Form

                                   Apothetirion Titlon AE - Central Securities
                                   Depository


      Hong Kong                    Central Clearing and Settlement System

                                   Central Moneymarkets Unit


      Hungary                      Kozponti Elszamolohaz es Ertektar
                                   (Budapest) Rt. (KELER)

      India                        National Securities Depository Limited

                                   Central Depository Services India Limited

                                   Reserve Bank of India


      Indonesia                    Bank Indonesia

                                   PT Kustodian Sentral Efek Indonesia


      Israel                       Tel Aviv Stock Exchange Clearing
                                   House Ltd. (TASE Clearinghouse)


      Italy                        Monte Titoli S.p.A.


      Ivory Coast                  Depositaire Central - Banque de Reglement


      Jamaica                      Jamaica Central Securities Depository


      Japan                        Japan Securities Depository Center (JASDEC)
                                   Bank of Japan Net System


      Kazakhstan                   Central Depository of Securities


      Kenya                        Central Bank of Kenya


      Republic of Korea            Korea Securities Depository


      Latvia                       Latvian Central Depository

      Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                   Banque du Liban


      Lithuania                    Central Securities Depository of Lithuania


      Malaysia                     Malaysian Central Depository Sdn. Bhd.

                                   Bank Negara Malaysia,
                                   Scripless Securities Trading and Safekeeping


      Mauritius                    Central Depository and Settlement Co. Ltd.

                                   Bank of Mauritius


      Mexico                       S.D. INDEVAL
                                   (Instituto para el Deposito de Valores)


      Morocco                      Maroclear


      Netherlands                  Nederlands Centraal Instituut voor
                                   Giraal Effectenverkeer B.V. (NECIGEF)


      New Zealand                  New Zealand Central Securities
                                   Depository Limited


      Nigeria                      Central Securities Clearing System Limited


      Norway                       Verdipapirsentralen (Norwegian Central
                                   Securities Depository)


      Oman                         Muscat Depository & Securities
                                   Registration Company, SAOC


      Pakistan                     Central Depository Company of Pakistan
                                   Limited


      Philippines                  Philippine Central Depository, Inc.

                                   Registry of Scripless Securities
                                   (ROSS) of the Bureau of Treasury

      Poland                       National Depository of Securities
                                   (Krajowy Depozyt Papierow Wartosciowych SA)


      Palestine                    Clearing Depository and Settlement, a
                                   department of the Palestine Stock Exchange


      Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A


                                   Central Treasury Bills Registrar


      Portugal                     Central de Valores Mobiliarios


      Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


      Romania                      National Securities Clearing, Settlement and
                                   Depository Company

                                   Bucharest Stock Exchange Registry Division

                                   National Bank of Romania


      Singapore                    Central Depository (Pte) Limited

                                   Monetary Authority of Singapore


      Slovak Republic              Stredisko cennych papierov

                                   National Bank of Slovakia


      Slovenia                     Klirinsko Depotna Druzba d.d.


      South Africa                 Central Depository Limited

                                   Share Transactions Totally Electronic
                                   (STRATE) Ltd.


      Spain                        Servicio de Compensacion y

                                   Liquidacion de Valores, S.A.

                                   Banco de Espana, Central de Anotaciones en
                                   Cuenta


      Sri Lanka                    Central Depository System (Pvt) Limited


      Sweden                       Vardepapperscentralen  VPC AB
                                   (Swedish Central Securities Depository)


      Switzerland                  SegaIntersettle AG (SIS)


      Taiwan - R.O.C.              Taiwan Securities Central Depository Co.,
                                   Ltd.


      Thailand                     Thailand Securities Depository Company
                                   Limited


      Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


      Turkey                       Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                   Central Bank of Turkey


      Ukraine                      National Bank of Ukraine

      United Kingdom               Central Gilts Office and
                                   Central Moneymarkets Office


      Venezuela                    Banco Central de Venezuela


      Zambia                       LuSE Central Shares Depository Limited

                                   Bank of Zambia


                                  TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


Publication/Type of Information             Brief Description
(scheduled frequency)

The Guide to Custody in World Markets       An overview of settlement and
                                            safekeeping procedures, (hardcopy
                                            annually and regular custody
                                            practices and foreign investor
                                            considerations for the website
                                            updates) markets in which State
                                            Street offers custodial services.

Global Custody Network Review               Information relating to Foreign
(annually)                                  Sub-Custodians in State Street's
                                            Global Custody Network. The Review
                                            stands as an integral part of the
                                            materials that State Street provides
                                            to its U.S. mutual fund clients to
                                            assist them in complying with SEC
                                            Rule 17f-5. The Review also gives
                                            insight into State Street's market
                                            expansion and Foreign Sub-Custodian
                                            selection processes, as well as the
                                            procedures and controls used to
                                            monitor the financial condition and
                                            performance of our Foreign
                                            Sub-Custodian banks.


Securities Depository Review                Custody risk analyses of the Foreign
                                            Securities Depositories presently
(annually)                                  operating in Network markets. This
                                            publication is an integral part of
                                            the materials that State Street
                                            provides to its U.S. mutual fund
                                            clients to meet informational
                                            obligations created by SEC Rule
                                            17f-7.


Global Legal Survey                         With respect to each market in which
                                            State Street offers custodial
(annually)                                  services, opinions relating to
                                            whether local law restricts (i)
                                            access of a fund's independent
                                            public accountants to books and
                                            records of a Foreign Sub-Custodian
                                            or Foreign Securities System, (ii) a
                                            fund's ability to recover in the
                                            event of bankruptcy or insolvency of
                                            a Foreign Sub-Custodian or Foreign
                                            Securities System, (iii) a fund's
                                            ability to recover in the event of a
                                            loss by a Foreign Sub-Custodian or
                                            Foreign Securities System, and (iv)
                                            the ability of a foreign investor to
                                            convert cash and cash equivalents to
                                            U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State
                                            Street has entered into with each
(annually)                                  Foreign Sub-Custodian that maintains
                                            U.S. mutual fund assets in the
                                            markets in which State Street offers
                                            custodial services.

Global Market Bulletin                      Information on changing settlement
(daily or as necessary)                     and custody conditions in markets
                                            where State Street offers custodial
                                            services. Includes changes in market
                                            and tax regulations, depository
                                            developments, dematerialization
                                            information, as well as other market
                                            changes that may impact State
                                            Street's clients.

Foreign Custody Advisories                  For those markets where State Street
(as necessary)                              offers custodial services that
                                            exhibit special risks or
                                            infrastructures impacting custody,
                                            State Street issues market
                                            advisories to highlight those unique
                                            market factors which might impact
                                            our ability to offer recognized
                                            custody service levels.

Material Change Notices                     Informational letters and
(presently on a quarterly                   accompanying materials confirming
basis or as otherwise necessary)            State Street's foreign custody
                                            arrangements, including a summary of
                                            material changes with Foreign
                                            Sub-Custodians that have occurred
                                            during the previous quarter. The
                                            notices also identify any material
                                            changes in the custodial risks
                                            associated with maintaining assets
                                            with Foreign Securities
                                            Depositories.